EXHIBIT 5.1

                                       December 8, 1995



Tyco International Ltd.
One Tyco Park
Exeter, New Hampshire  03833

Re:  Tyco International Ltd. 1994 Restricted Stock Ownership Plan for Key
     Employees

Dear Sirs:

         I am General Counsel of Tyco International Ltd., a Massachusetts corporation (the "Company"). I refer to the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 1,227,164 shares of Common Stock, par value $.50 per share (the "Shares"), of the Company which may be issued under the Tyco International Ltd. 1994 Restricted Stock Ownership Plan for Key Employees (the "Plan").

         I have advised the Company in connection with the registration of the Shares under the Act. I have examined the Plan; the Restated Articles of Organization and the By-laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as I deemed relevant; the Registration Statement on Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, records and documents as I considered necessary for the purposes of this opinion. I have also examined and relied upon representations, statements or certificates of public officials and officers and representations of the Company.

         Based upon the foregoing, I am of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Registration Statement and the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock. My opinion assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

         I am an attorney admitted to practice in the Commonwealth of Massachusetts and the State of New York. I express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the Commonwealth of Massachusetts, and the State of New York.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name therein. I am delivering this opinion to the Company, and no other person other than the Company may rely on it.


                                        Very truly yours,

                                        /s/ M. Brian Moroze

                                        M. Brian Moroze
                                        General Counsel and Assistant Secretary